UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 10, 2005
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 STONE ROAD
KILGORE, TEXAS		75662
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Consent of Deloitte & Touche LLC

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On November 14, 2005, Martin Midstream Partners L.P. (the “Partnership”) filed a Current Report on Form 8-K (Date of Report: November 10, 2005) to report its acquisition of Prism Gas Systems I, L.P. (“Prism”), a natural gas gathering and processing company with gathering and processing assets located in East Texas, Northwest Louisiana and the Texas Gulf Coast. In such Form 8-K, the Partnership indicated that it would file the historical and pro forma financial information required under Item 9.01 with respect to the acquisition of Prism no later than 71 days after the date that such Form 8-K was required to be filed. This amendment is filed to provide the required financial information of Prism. Prism owns unconsolidated interests in Waskom Gas Processing Company and certain gathering systems in East Texas and the Gulf Coast area. As required by Item 9.01(a), included with the financial information for Prism is certain financial information pertaining to Waskom Gas Processing Company, as more fully described below.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The audited consolidated financial statements of Prism for the years ended December 31, 2004, 2003 and 2002, including the independent auditor’s report of Deloitte & Touche LLP thereon.
The unaudited consolidated and condensed financial statements of Prism for the nine months ended September 30, 2005 and 2004.
The audited financial statements of Waskom Gas Processing Company for the years ended December 31, 2004, 2003 and 2002, including the independent auditor’s report of Deloitte & Touche LLP thereon.
The unaudited condensed financial statements of Waskom Gas Processing Company for the nine months ended September 30, 2005 and 2004.
(b) Pro Forma Financial Information
Unaudited Pro Forma Consolidated Balance Sheet of the Partnership as of September 30, 2005.
Unaudited Pro Forma Consolidated Statement of Operations of the Partnership for the nine months ended September 30, 2005.
Unaudited Pro Forma Consolidated Statement of Operations of the Partnership for the year ended December 31, 2004.
Notes to the Unaudited Pro Forma Financial Statements.

2

(c) Exhibits

EXHIBIT
NUMBER		DESCRIPTION
23.1	—	Consent of Deloitte & Touche LLP

3

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

	By:	Martin Midstream GP LLC
Its General Partner

Date: January 4, 2006		By:	/s/ Robert D. Bondurant

Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer

4

Prism Gas Systems I, L.P.
Consolidated Financial Statements
as of and for the Years Ended
December 31, 2004, 2003 and 2002

Deloitte & Touche LLP
JPMorgan Chase Tower
2200 Ross Avenue, Suite 1600
Dallas, TX 75201-6778
USA

Tel: +1 214 840 7000
www.deloitte.com
INDEPENDENT AUDITORS’ REPORT
Shareholders
Prism Gas Systems, Inc.
Bedford, Texas
We have audited the accompanying consolidated balance sheets of Prism Gas Systems, Inc. and subsidiary (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for asset retirement obligations in 2003 as required by Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations.
Deloitte & Touche LLP
May 6, 2005

PRISM GAS SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

	2004	2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,043,730	$5,009,715
Accounts receivable	8,917,045	4,526,796
Accounts receivable—related party	611,819	27,117
Inventories	200,039	232,307
Derivative asset, current	8,350
Prepaid assets	396,239	502,214

Total current assets	19,177,222	10,542,179

PROPERTY AND EQUIPMENT:
Gas plant and gathering system assets	8,181,184	7,204,548
Other fixed assets	245,860	190,350
Accumulated depreciation, depletion and amortization	(2,750,345)	(1,848,154)

Total property and equipment	5,676,699	5,546,744

INVESTMENTS IN PARTNERSHIPS AND JOINT VENTURES	16,073,066	15,346,746

DEPOSIT ON FIXED ASSETS TO BE PURCHASED		1,500,000

OTHER ASSETS	381,049	413,906

TOTAL	$41,308,036	$33,349,575

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$3,889,013	$4,146,434
Accounts payable—related party	7,383,315	4,380,854
Current portion of notes payable
Taxes payable	74,100	74,223
Derivative liabilities—current	320,642	75,536

Total current liabilities	11,667,070	8,677,047

LONG-TERM LIABILITIES
Deferred income taxes	1,499,913
Asset retirement obligation	202,413	138,662

Total liabilities	13,369,396	8,815,709

COMMITMENTS AND CONTINGENCIES (Note 10)

SHAREHOLDERS’ EQUITY:
Common stock	25	25
Additional paid-in capital	25,269,975	25,269,975
Retained earnings (deficit)	2,668,640	(736,134)

Total shareholders’ equity	27,938,640	24,533,866

TOTAL	$41,308,036	$33,349,575

See notes to consolidated financial statements.

PRISM GAS SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

	2004	2003	2002
OPERATING REVENUES:
Gas, NGL and condensate sales	$71,447,531	$50,595,043	$25,760,655
Gathering and compression fees	616,613	505,896	221,837
Other operating fees	257,870	233,763	165,904
Mark-to-market adjustment on derivative contracts	(945,386)	(395,974)	(111,561)
Gain on sale of assets	7,500	1,056	7,950

Total operating revenues	71,384,128	50,939,784	26,044,785

OPERATING COSTS AND EXPENSES:
Cost of sales	68,132,242	48,110,424	24,409,049
Operating costs	1,720,989	1,874,503	1,603,393
Depreciation, depletion and amortization	982,818	667,016	537,541
General and administrative	2,764,996	2,178,432	2,024,680
Franchise taxes	58,838	71,343	61,821
Asset impairment charges	137,508		213,750

Total operating costs and expenses	73,797,391	52,901,718	28,850,234

OPERATING LOSS	(2,413,263)	(1,961,934)	(2,805,449)

EQUITY IN NET EARNINGS OF PARTNERSHIPS AND JOINT VENTURES	7,111,939	3,998,037	2,310,942

INTEREST (EXPENSE) INCOME	(19,715)	7,811	20,525

OTHER INCOME (LOSS)	225,726		(2,238)

NET INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	4,904,687	2,043,914	(476,220)

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE, NET OF INCOME TAX EXPENSE OF $0		(16,991)

NET INCOME (LOSS) BEFORE TAXES	4,904,687	2,026,923	(476,220)

INCOME TAX EXPENSE (LOSS)	1,499,913

NET INCOME	$3,404,774	$2,026,923	$(476,220)

See notes to consolidated financial statements.

PRISM GAS SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

			Additional	Retained	Total
	Common Stock		Paid-In	Earnings	Shareholders’
	Shares	Amount	Capital	(Deficit)	Equity
BALANCE—January 1, 2002	2,552	$25	$21,732,175	$(2,286,837)	$19,445,363

Net loss				(476,220)	(476,220)

BALANCE—December 31, 2002	2,552	25	21,732,175	(2,763,057)	18,969,143

Common stock subscribed			3,537,800		3,537,800

Net income				2,026,923	2,026,923

BALANCE—December 31, 2003	2,552	25	25,269,975	(736,134)	24,533,866

Net income				3,404,774	3,404,774

BALANCE—December 31, 2004	2,552	$25	$25,269,975	$2,668,640	$27,938,640

See notes to consolidated financial statements.

PRISM GAS SYSTEMS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	2004	2003	2002
OPERATING ACTIVITIES:
Net income (loss)	$3,404,774	$2,026,923	$(476,220)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	982,818	667,016	537,541
Deferred taxes	1,499,913
Gain on sale of asset	(7,500)	(1,056)
Equity in net earnings of partnerships and joint ventures	(7,111,939)	(3,998,037)	(2,310,942)
Noncash mark-to-market adjustment on derivative contracts	236,756	9,243	111,561
Asset impairment charges	137,508		213,750
Distributions in-kind from equity investment	4,976,180	3,886,882	7,008,420
Noncash processing fees	824,178
Cumulative effect of a change in accounting principle		16,991
Changes in operating assets and liabilities:
Accounts receivable—related party	(584,702)	223,389	(250,506)
Other current assets	(4,154,980)	(1,511,529)	(2,537,192)
Noncurrent assets	32,857	(108,396)	(305,100)
Accounts payable—related party	3,002,338	2,052,896	2,237,958
Other current liabilities	(257,421)	188,536	3,477,512

Net cash provided by operating activities	2,980,780	3,452,858	7,706,782

INVESTING ACTIVITIES:
Additions to gas plant and gathering system assets—net of purchase price adjustments	(1,131,020)	(1,964,093)	(651,435)
Additions to other fixed assets	(55,510)	(65,867)	(5,257)
Refund (deposits) on fixed assets to be purchased	1,500,000	(1,500,000)
Proceeds from insurance settlement	147,004
Proceeds from sale of an asset	7,500	2,500
Investments in partnerships and joint venture—net	(127,239)	(3,354,844)	(4,943,521)
Distribution from partnership	712,500		75,000

Net cash provided by (used in) investing activities	1,053,235	(6,882,304)	(5,525,213)

FINANCING ACTIVITIES:
Sale of common stock—cash contribution		3,537,800
Proceeds from note payable		215,323
Repayment of note payable		(422,382)	(135,917)

Net cash provided by (used in) financing activities	—	3,330,741	(135,917)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,034,015	(98,705)	2,045,652

CASH AND CASH EQUIVALENTS—Beginning of year	5,009,715	5,108,420	3,062,768

CASH AND CASH EQUIVALENTS—End of year	$9,043,730	$5,009,715	$5,108,420

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$34,375	$7,789	$15,112

Taxes paid	$121,240	$122,549	$152,234

See notes to consolidated financial statements.

PRISM GAS SYSTEMS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1.	NATURE OF BUSINESS

Prism Gas Systems, Inc. and subsidiary (the “Company”), a Delaware corporation, was formed on January 10, 2000. The Company is party to subscription agreements with Natural Gas Partners, Inc. (“NGP”) and certain management members, which govern the sale of the Company’s common stock. Under these agreements, NGP and those certain management members committed to infuse $25,520,000 into the Company at the request of management in return for common stock. At December 31, 2002, $3,572,800 remained outstanding under the subscription agreements. On July 2, 2003, the Company issued a notice of call for the remaining subscriptions outstanding. As of December 31, 2003, all capital has been funded under the subscription agreements. The Company is engaged in the gathering, processing and marketing of natural gas and natural gas liquids, predominantly in Texas and northwest Louisiana. The Company accounts for its investments in Waskom Gas Processing Company (“Waskom”), the Matagorda Offshore Gathering System (“Matagorda”), and the Fishhook Gathering System (“Fishhook”) under the equity method of accounting. All significant intercompany transactions are eliminated.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents—Cash and cash equivalents include cash and all highly liquid investments with original maturities of three months or less at the date of purchase.

Accounts Receivable—Accounts receivable include trade receivables and miscellaneous other receivables.

Inventories—Inventories are stated at the lower of cost or market and consist primarily of natural gas liquids.

Fixed Assets—Fixed assets are depreciated using the straight-line method at rates based on the estimated useful lives of the classes of assets, as follows:

Years
Gas gathering equipment	10
Gas plants	10
Furniture and fixtures	7
Computer equipment	5
Computer software	3
Repairs and maintenance are charged to operations as incurred. Renewals and betterments are capitalized. When assets are sold, retired or otherwise disposed of, the applicable costs and reserves are removed from the accounts, and the resulting gain or loss is recognized.
Investments—The Company uses the equity method of accounting for investments in partnerships where the ability to exercise significant influence over such entities exists. Investments in partnerships, at equity, consist of capital contributions and advances plus the Company’s share of accumulated earnings as of the partnerships’ latest fiscal year-ends, less capital withdrawals and dividends. Any excess of cost over the underlying equity in net assets is recognized as goodwill. Under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, this goodwill is not subject to amortization and is accounted for as a component of the investment. Equity method investments are subject to impairment under the provisions of Accounting Principles Board (“APB”) Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock.

Accounts Payable and Accrued Expenses—Accounts payable and accrued expenses include trade accounts payable and period-ending accruals for items such as payroll, interest, and sales and use tax.

Asset Retirement Obligations—SFAS No. 143, Accounting for Asset Retirement Obligations, became effective beginning January 1, 2003. SFAS No. 143 requires the recognition of a fair value liability for any retirement obligation associated with long-lived assets in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset and depreciated over the asset’s useful life. See Note 3 for additional information on the Company’s asset retirement obligations. Upon adoption of SFAS No. 143, the Company recorded an addition to gas plant and gathering system assets of $130,702, an asset retirement obligation of $134,623, accumulated depreciation of $26,140 and a pretax charge of $16,991. In 2004, the Company recorded an addition to gathering system assets of $59,591 and an asset retirement obligation of equal value. The retirement obligation requires management to make significant estimates and judgments regarding the Company’s expected plugging and abandonment costs and retirement dates.

Impairment of Long-Lived Assets—The Financial Accounting Standards Board (“FASB”) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires the Company to assess the need for an impairment of capitalized costs of its natural gas properties on a property-by-property basis. If the net capitalized cost of a property is more than the estimated undiscounted future cash flows expected to be received from the property, then an impairment loss is recognized sufficient to bring net capitalized costs down to discounted future cash flows expected to be received from the property.

During 2002, the Company recorded noncash impairment charges of approximately $214,000 to write down certain gas plant and gathering system assets at the Company’s McLeod plant. During 2003, the Company concluded, based on significant assumptions and projections, that there was no event, change in circumstance or expectation that would indicate the existence of an impairment loss. Accordingly, the Company did not recognize an impairment charge. During 2004, the Company recorded noncash impairment charges of approximately $137,500 to write down certain gas plant assets at the McLeod plant. Quoted market prices were the basis for determination of fair value related to the impairment charge.

Revenue Recognition—Revenues are recognized when title passes or service is performed. The Company’s businesses consist largely of the ownership and operation of physical assets. End sales from these businesses result in physical deliveries of commodities to the Company’s commercial, industrial and retail customers.

Comprehensive Income—In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, which established reporting and disclosure requirements for comprehensive income and its components within the financial statements. The Company had no comprehensive income components as of December 31, 2004, 2003 and 2002. Accordingly, comprehensive income is the same as the net income for the years ended December 31, 2004, 2003 and 2002.

Federal Income Taxes—The Company’s liability for federal income taxes is based on earnings for the year. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates that will apply in the years in which those temporary differences are expected to be recovered or settled.

Derivative Instruments and Hedging Activities—SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, established accounting and reporting standards for derivative instruments and hedging activities. It requires that all derivatives be included on the balance sheet as an asset or liability measured at fair value and that changes in fair value be recognized currently in earnings unless specific hedge accounting criteria are met. If such hedge accounting criteria are met, the change is deferred in shareholders’ equity as a component of accumulated other comprehensive income. The deferred items are recognized in the period the derivative contract is settled. The Company has not designated any of its derivative instruments as hedges and has elected to mark them to market, with all market value adjustments being recorded in the consolidated statements of operations in the current period.

Stock-Based Compensation—SFAS No. 123, Accounting for Stock-Based Compensation, defines a fair value method of accounting for issuance of stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Pursuant to SFAS No. 123, companies are encouraged, but are not required, to adopt the fair value method of accounting for employee stock-based transactions. Companies are permitted to continue to account for such transactions under APB Opinion No. 25, Accounting for Stock Issued to Employees, but are required to disclose pro forma net income or loss as if the Company had applied methods prescribed by SFAS No. 123.

On December 31, 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, which amends SFAS No. 123. SFAS No. 148 provides alternative methods of transition for voluntary change to the fair value method of accounting for stock-based compensation. In addition, SFAS No. 148 requires more prominent disclosures in the financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

The Company complies with the disclosure requirements of SFAS No. 123 as amended by SFAS No. 148; however, the Company has elected to continue to apply the provisions of APB Opinion No. 25 and related interpretations in accounting for its grants to employees. The Company uses the intrinsic value method under APB Opinion No. 25 to account for stock-based employee compensation. In addition, no costs are included in net income for the years ended December 31, 2004 and 2003 related to stock-based employee compensation under the intrinsic value method. If the Company had used the fair value method under SFAS No. 123, no costs would have been recorded under this method.

Use of Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts at the date of the financial statements and the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements—In April 2002, the FASB issued SFAS No. 145 Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, which became effective beginning January 1, 2003. The statement rescinds, updates, clarifies, and simplifies various existing accounting pronouncements. SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, which required gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. The adoption of this standard did not have an impact on the Company’s financial statements.

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 supersedes Emerging Issues Task Force (“EITF”) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this standard did not have an impact on the Company’s financial statements.

In January 2003, the FASB issued Interpretation No. (“FIN”) 46, Consolidation of Variable Interest Entities (revised December 2003, “FIN 46R”). FIN 46 clarifies treatment of certain entities in which equity investors do not have the characteristics of a controlling financial interest or in which equity investors do not bear the residual economic risks. FIN 46, which became effective on December 31, 2003, applies to variable interest entities (“VIEs”) created after January 31, 2003 and to VIEs in which an enterprise obtains an interest after that date. The implementation of FIN 46 did not have a material impact on the Company’s consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including derivative instruments embedded in other contracts and hedging activities. SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly and is effective for contracts entered into or modified after June 30, 2003. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer of financial instruments classifies and measures in its statement of financial position certain instruments with characteristics of both liabilities and equity. SFAS No. 150 modifies the accounting and financial statement disclosures of certain financial instruments that, under previous guidance, issuers could account for as equity. SFAS No. 150 became effective for the Company beginning January 1, 2004. The adoption of this standard did not have an impact on the Company’s financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment. This statement revised SFAS No. 123, Accounting for Stock-Based Compensation, and requires companies to expense the value of employee stock options and similar awards. The effective date of this standard is interim and annual periods beginning after January 1, 2006. Stock options have not been issued in the Company’s stock; therefore, adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

3.	ASSET RETIREMENT OBLIGATION

SFAS No. 143 became effective January 1, 2003. SFAS No. 143 requires the recognition of a fair value liability for any legal retirement obligations associated with long-lived assets in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as a part of the carrying amount of the long-lived asset and depreciated over the asset’s useful life.

The Company’s long-lived assets captured under SFAS No. 143 are natural gas processing plants and pipelines. The Company’s asset retirement obligations include purging, plugging and remediation costs.

The following is a reconciliation of the asset retirement obligation liability at December 31, 2004 and 2003 (in thousands):

Beginning balance—January 1, 2003	$—
Cumulative effect adjustment	135
Accretion expense	4

Ending balance—December 31, 2003	$139

Liabilities incurred	59
Accretion expense	4

Ending balance—December 31, 2004	$202

The following pro forma data summarizes our net income as if the Company had adopted SFAS No. 143 on January 1, 2002. The associated pro forma asset retirement obligation was $130,702 on January 1, 2002. The balance at December 31, 2002 would have been $134,623. Values in the pro forma summary are in thousands.

	2003	2002
Net income (loss)—as reported	$2,027	$(476)
Pro forma adjusted to reflect retroactive adoption of SFAS No. 143—net of related tax effects	17	(17)

Pro forma net income (loss)	$2,044	$(493)

4.	INVESTMENT IN PARTNERSHIPS AND JOINT VENTURES, AT EQUITY

A summary of the Company’s investments in partnerships and joint ventures, at equity and related equity in net earnings as of and for the year ended December 31, 2004, 2003 and 2002 is as follows:

		Equity in Net		Equity in Net		Equity in Net
	Investments	Earnings	Investments	Earnings	Investments	Earnings
	2004	2004	2003	2003	2002	2002
Fishhook	$938,026	$493,470	$—	$—	$—	$—
Matagorda	1,181,361	810,745	1,527,672	214,043	1,311,629	259,687
Waskom	13,953,679	5,807,724	13,819,074	3,783,994	10,569,118	2,051,255

	$16,073,066	$7,111,939	$15,346,746	$3,998,037	$11,880,747	$2,310,942

Fishhook Offshore Gathering System—During 2004, the Company purchased a 50% interest in the assets of PIPE, LLC for approximately $275,000. Fishhook is operated by the joint 50% owner. Distributions of $0 were received in 2004. The investment in Fishhook includes the reinvestment of a distribution received from Matagorda.
Condensed financial information of Fishhook for the year ended December 31, 2004 has been summarized from unaudited financial statements, as follows:

2004
Assets

Current assets	$758,199
Property, plant and equipment—net	591,908
Other noncurrent assets—at cost

$1,350,107

Liabilities and Shareholders’ Equity

Current liabilities	$83,865
Noncurrent liabilities	876,634
Shareholders’ equity	389,608

$1,350,107

Operations

Revenues	$1,450,295

Net earnings	$986,940

Matagorda Offshore Gathering System—During 2001, the Company purchased a 50% interest in the assets of Matagorda for approximately $1 million. Matagorda is operated by the joint 50% owner. Distributions of $712,500, $0 and $75,000 were received in 2004, 2003 and 2002, respectively.

Condensed financial information of Matagorda for the years ended December 31, 2004, 2003 and 2002 have been summarized from unaudited financial statements, as follows:

	2004	2003	2002
Assets

Current assets	$7,132,644	$5,507,658	$3,455,659
Property, plant and equipment—net	3,167,124	2,455,440	2,826,034
Other noncurrent assets—at cost	21,351		600

	$10,321,119	$7,963,098	$6,282,293

Liabilities and Shareholders’ Equity

Current liabilities	$5,854,354	$4,464,746	$3,212,027
Noncurrent liabilities	2,150,000	2,150,000	2,150,000
Shareholders’ equity	2,316,765	1,348,352	920,266

	$10,321,119	$7,963,098	$6,282,293

Operations

Revenues	$32,798,731	$27,714,943	$18,591,607

Net earnings	$1,621,491	$428,086	$519,374

Waskom Gas Processing Company—During 2001, the Company purchased a 33.33% partnership interest in Waskom from a former partner in the partnership for a net purchase price of approximately $10.5 million. During 2003, the Company purchased an additional 16.67% partnership interest from a former partner in the partnership for a net purchase price of approximately $3.6 million, resulting in the two remaining partners each having a 50% partnership interest. Waskom was formed to engage in the gathering, processing and marketing of natural gas and natural gas liquids. Waskom is operated by the Company. As a result of a smaller initial capital contribution by one of the partners, under the terms of the partnership agreement, revenues and expenses are not evenly allocated to the partners until terms of a payout provision defined in the agreement were reached. The payout provision of the partnership agreement provides that a former partner and Prism (as successor to an original partner) shall receive from their share of operating revenues an amount equal to 135% of their initial investment as escalated pursuant to the provisions of the agreement. In August 2004, this payout threshold was met resulting in equal distribution of proceeds from that time forward.

Condensed financial information of Waskom for the years ended December 31, 2004, 2003 and 2002 has been summarized from unaudited financial statements, as follows:

	2004	2003	2002
Assets

Current assets	$6,558,846	$5,526,402	$4,667,779
Property, plant and equipment—net	18,084,591	18,240,707	19,038,362

	$24,643,437	$23,767,109	$23,706,141

Liabilities and Partners’ Equity

Current liabilities	$4,263,069	$3,563,703	$3,056,450
Partners’ equity	20,380,368	20,203,406	20,649,691

	$24,643,437	$23,767,109	$23,706,141

Operations

Revenues	$38,297,841	$28,092,422	$22,547,888

Net earnings	$8,532,749	$6,059,357	$3,326,036

No cash distributions were received in 2004, 2003, or 2002. Distributions of products in-kind of $4,976,180, $3,886,882 and $7,008,420 were received in 2004, 2003 and 2002, respectively. Distributions of products in-kind are valued at prevailing market prices at the time of distribution.

5.	INCOME TAXES

The Company’s income tax expense for the years ended December 31, 2004, 2003 and 2002 were $1,499,913 and $0, respectively. A reconciliation of the income tax expense based upon federal statutory rates is as follows:

	2004	2003	2002
Income tax expense at statutory rates	$1,714,640	$709,423	$(166,677)
Other	7,475	4,274	(16,636)
Valuation allowance	(222,202)	(713,697)	183,313

Total tax expense	$1,499,913	$—	$—

The tax effects of significant temporary differences and carryforwards are as follows:

	2004	2003	2002
Deferred income tax assets	$5,658,225	$4,003,330	$2,579,006
Deferred income tax liabilities	(7,158,138)	(3,781,128)	(1,643,107)

Net deferred income tax assets (liabilities)	(1,499,913)	222,202	935,899

Valuation allowance		(222,202)	(935,899)

Net deferred income tax assets (liabilities)	$(1,499,913)	$—	$—

At December 31, 2004, 2003 and 2002, the Company had a net operating loss carryforward totaling approximately $4.8 million, $4.5 million and $3.9 million, respectively.

6.	DERIVATIVE INSTRUMENTS

The Company periodically enters into derivative contracts to mitigate the effects of significant fluctuations in commodity prices. At December 31, 2004, the Company had the following open contracts:

	Volume		Call
Product	Per Month	Period Covered	Price
Natural gas	10,000 MMBtu	January 1, 2005 to December 31, 2005	$7.50
Natural gas	10,000 MMBtu	January 1, 2005 to December 31, 2005	$6.85
Crude oil	2,000 Bbl	January 1, 2005 to December 31, 2005	$40.90
Crude oil	2,000 Bbl	January 1, 2005 to December 31, 2005	$45.00

	Volume		Put
Product	Per Month	Period Covered	Price
Natural gas	10,000 MMBtu	January 1, 2005 to December 31, 2005	$5.50
Natural gas	10,000 MMBtu	January 1, 2005 to December 31, 2005	$6.00
Crude oil	2,000 Bbl	January 1, 2005 to December 31, 2005	$34.00
Crude oil	2,000 Bbl	January 1, 2005 to December 31, 2005	$39.00
Based on future market prices at December 31, 2004, the fair value of the open contracts to the Company was a net liability of $312,292.

7.	EMPLOYEE STOCK OPTION PLAN

On January 13, 2000, the Company’s Board of Directors approved the Option Plan (the “Plan”) for certain officers and employees of the Company. The Plan provides for future awards of stock options of up to 450 shares of common stock, subject to certain restrictions, with an initial exercise price of $10,000. The exercise price is to be increased by 10% per annum, prorated for partial years. The initial date for the escalation of the exercise price is based on the weighted average subscription payment percentage. The subscription payment percentage is determined based on total subscriptions to date under the Company’s subscription agreements as a percentage of the maximum subscription of $25,520,000. The options vest evenly over a period of three years beginning with the date of the award.

An analysis of the stock option activity for the years ended December 31, 2004, 2003 and 2002 is as follows:

		December 31	Weighted
	Number of	Option	Average
	Shares	Price	Option Price
Options outstanding at January 1, 2002	310	$10,441	$10,441

Options granted

Options outstanding at December 31, 2002	310	10,441	10,441

Options granted

Options outstanding at December 31, 2003	310	12,370	12,370

Options granted

Options outstanding at December 31, 2004	310	$13,611	$13,611

SFAS No. 123 encourages, but does not require, companies to record compensation cost for stock-based employee compensation at fair value. The Company has chosen to apply APB No. 25 and related interpretations to account for stock-based compensation. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company’s stock at the measurement date over the amount an employee must pay to acquire the stock. Since the stock options’ exercise price increases every year, and the vesting of the performance-based options is contingent on an uncertain future event, the measurement date will not occur until the options are exercised. No compensation expense has been recorded as of December 31, 2004, 2003 and 2002 related to outstanding stock options. The fair value of the Company’s common stock was determined using the price per share of $10,000 received in the sale of stock to NGP per the stock subscription agreement.

8.	RELATED PARTY TRANSACTIONS

During the years ended December 31, 2004, 2003 and 2002, the Company made finance advisory fee payments totaling $170,124, $170,731 and $170,500, respectively, pursuant to the Fee and Reimbursement Agreement between the Company and NGP.

During 2004, 2003 and 2002, the Company engaged in certain material transactions with Waskom Gas Processing Company (“WGPC”). The Company believes that the terms of these transactions were comparable to those that could have been negotiated with unrelated third parties. As of December 31, 2004, 2003 and 2002, the Company had receivables of approximately $612,000, $271,000 and $251,000, and payables of approximately $7.4 million, $4.4 million and $2.3 million, respectively, due from and due to WGPC.

As of December 31, 2004, 2003 and 2002, there are no loans or extensions of credit to directors and executive officers of the Company.

9.	CREDIT FACILITY

On November 5, 2003, the Company entered into a $25 million Senior Secured Revolving Credit Facility (“Credit Facility”) that matures on November 5, 2006. Under the terms of the Credit Facility,

interest is payable quarterly at the bank’s stated adjusted base rate plus a margin ranging from 1% to 2%, or LIBOR plus a margin ranging from 1.75% to 2.75%, based on the ratio of Funded Debt to EBITDA (1% and 1.75%, respectively, on December 31, 2004), as defined within the Credit Facility agreement.

The Credit Facility is secured by substantially all of the Company’s assets. As of December 31, 2004, there were no borrowings under the Credit Facility. The Company is required to maintain certain financial covenants under the debt agreement.

10.	COMMITMENTS AND CONTINGENCIES

The Company has noncancelable operating leases for office space and equipment that expire in May 2007. Rental expense under those leases was approximately $111,500, $99,500 and $80,000, respectively, for each of the years ended December 31, 2004, 2003 and 2002. The following is a summary of future minimum rental payments due under the lease agreement at December 31, 2004:

Year Ending
December 31
2005	$114,000
2006	52,000
2007	3,000

$169,000

The Company is involved in various acquisitions and sales of property and other business transactions. Through the ordinary course of business, the Company is subject to various claims and other legal actions. However, it is anticipated that all matters will be satisfactorily resolved and will not have a significant impact on the assets and operations of the entity.

The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. Management believes that any future costs should not have a material adverse effect on the Company’s liquidity or financial position.

11.	SUBSEQUENT EVENTS

In August 2003, the Company entered into an agreement to purchase certain natural gas transmission, gathering and compression facilities located in Panola and Harrison Counties, Texas. At the execution of the purchase agreement, the Company funded a down payment of $1.5 million to the seller. The down payment is nonrefundable in the event that the Company breaches or, except as permitted under the agreement, fails to fully perform its obligations. The purchase was approved by FERC in March 2004. As a result of the loss of substantial volumes from the system, the parties agreed to an amended and reduced purchase price. As a result of the amended price a third party holding a preferential right of purchase exercised its right and replaced the Company as purchaser and acquired the system on March 31, 2005. The Company is entitled to a refund of its down payment and is obligated to reimburse the seller revenues attributable to the system for the period July 1, 2003 through March 31, 2005 resulting in a settlement to the seller of approximately $69,000.

In the third quarter of 2004, the Company along with its partner in the Waskom Gas Processing Company, signed an Authority for Expenditure to expand the fractionation capacity at the Waskom plant by 2,000 barrels per day. The Waskom plant is nearing design capacity for gas processing and raw production fractionation and this expansion will allow the plant to continue fractionating third-party volumes. The total cost of the fractionation expansion is projected to be $3.2 million. As of December 31, 2004, approximately $86,000 had been spent on the project.

On January 1, 2005, the Company converted from a Delaware C Corporation to a Texas limited partnership. Basic ownership of the Company remains the same between NGP and Prism management.

Prism Gas Systems I, L.P.
Consolidated and Condensed Financial Statements
For the Periods Ended
September 30, 2005 and 2004

PRISM GAS SYSTEMS I, L.P. AND SUBSIDIARIES
CONSOLIDATED AND CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2005	2004
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,924,637	$9,043,730
Accounts receivable, less allowance for doubtful accounts of $18,521 and $18,489 for 2005 and 2004, respectively	13,522,527	8,917,045
Due from affiliates	341,425	611,819
Inventories	374,314	200,039
Derivative asset, current	—	8,350
Prepaid assets	232,493	396,239

Total current assets	20,395,396	19,177,222

INVESTMENTS IN PARTNERSHIPS AND JOINT VENTURES	17,037,371	16,073,066

PROPERTY AND EQUIPMENT:
Gas plant and gathering system assets	9,214,022	8,181,184
Other fixed assets	260,743	245,860
Accumulated depreciation, depletion and amortization	(3,366,998)	(2,750,345)

Property, plant and equipment, net	6,107,767	5,676,699

OTHER ASSETS	406,095	381,049

TOTAL	$43,946,629	$41,308,036

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$7,205,443	$3,889,013
Due to affiliates	5,743,574	7,383,315
Taxes payable	6,388,464	74,100
Accrued settlement	1,100,000	—
Derivative liabilities—current	571,740	320,642

Total current liabilities	21,009,221	11,667,070

LONG-TERM LIABILITIES
Deferred income taxes	70,566	1,499,913
Asset retirement obligation	206,965	202,413

Total liabilities	21,286,752	13,369,396

COMMITMENTS AND CONTINGENCIES (Note 10)

EQUITY:
Common stock, $.01 par; 3,002 shares authorized; 2,552 issued and outstanding (See note 1)	—	25
Additional paid-in capital	—	25,269,975
Partners Capital	22,659,877	—
Accumulated earnings/deficit	—	2,668,640

Total equity	22,659,877	27,938,640

TOTAL	$43,946,629	$41,308,036

See notes to consolidated and condensed financial statements.

PRISM GAS SYSTEMS I, L.P. AND SUBSIDIARIES
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended
	September 30,
	2005	2004
OPERATING REVENUES:
Gas, NGL and condensate sales	$69,299,690	$50,654,554
Gathering and compression fees	585,708	434,987
Other operating fees	253,419	206,607
Mark-to-market adjustment on derivative contracts	(765,716)	(700,361)

Total operating revenues	69,373,101	50,595,787

OPERATING COSTS AND EXPENSES:
Cost of sales	66,206,884	48,174,210
Operating costs	1,166,404	1,250,425
Depreciation and amortization	643,960	613,913
General and administrative	2,850,194	1,981,043

Total operating costs and expenses	70,867,442	52,019,591

OPERATING LOSS	(1,494,341)	(1,423,804)

Equity in net earnings of partnerships and joint ventures	4,896,023	5,473,848
Interest income (expense)	4,499	(18,332)
Other income (expense)	(18,952)	233,225

NET INCOME BEFORE TAXES	3,387,229	4,264,937

Current income taxes	8,543,690	—
Deferred income taxes	(1,429,347)	1,328,230

NET INCOME (LOSS)	$(3,727,114)	$2,936,707

Basic and diluted net income per partnership unit / common share	$(1,460.47)	$1,150.75

See notes to consolidated and condensed financial statements.

PRISM GAS SYSTEMS I, L.P. AND SUBSIDIARIES
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)

			Additional			Retained	Total Equity /
	Common Stock		Paid-in	Partners’ Capital		Earnings /	Partners’
	Units	Amounts	Capital	Units	Amount	(Deficit)	Capital
2004
Balances — December 31, 2003	2,552	$25	$25,269,975	—	$—	$(736,134)	$24,533,866
Net Income	—	—	—	—	—	2,936,707	2,936,707

Balances — September 30, 2004	2,552	$25	$25,269,975	—	$—	$2,200,573	$27,470,573

2005
Balances — December 31, 2004	2,552	$25	$25,269,975	—	$—	$2,668,640	$27,938,640
Common stock exchanged for partnership units	(2,552)	(25)	(25,269,975)	2,552	25,270,000	—	—
Allocation of retained earnings	—	—	—	—	2,668,640	(2,668,640)	—
Cash distributions	—	—	—	—	(1,551,649)	—	(1,551,649)
Net loss	—	—	—	—	(3,727,114)	—	(3,727,114)

Balances — September 30, 2005	—	$—	$—	2,552	$22,659,877	$—	$22,659,877

See notes to consolidated and condensed financial statements.

PRISM GAS SYSTEMS I, L.P. AND SUBSIDIARIES
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2005	2004
OPERATING ACTIVITIES:
Net income (loss)	$(3,727,114)	$2,936,707
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	643,960	613,913
Deferred taxes	(1,429,347)	1,328,230
Gain (loss) on disposal of asset	19,065	(7,500)
Equity in net earnings of partnerships and joint ventures	(4,896,023)	(5,473,848)
Mark-to-market adjustment on derivative contracts	259,448	284,261
Distributions in-kind from equity investment	4,652,394	3,633,609
Non cash processing fees	—	1,024,703
Changes in operating assets and liabilities:
Accounts receivable	(4,605,482)	(2,282,849)
Due from affiliates	270,394	(43,947)
Inventories	(174,275)	(82,459)
Current assets	163,746	175,393
Non-current assets	(25,046)	(524,932)
Accounts payable	4,416,429	(1,687,210)
Due to affiliate	(1,639,740)	2,524,163
Taxes payable	6,314,364	25,566

Net cash provided by operating activities	242,773	2,443,800

INVESTING ACTIVITIES:
Additions to gas plant and gathering system assets	(1,109,357)	(1,139,998)
Additions to other fixed assets	(14,884)	(53,572)
Refund on deposits on fixed assets to be purchased	—	1,156,892
Proceeds from disposal of asset	9,700	7,500
Deposits for fixed assets to be added	25,000	—
Investments in partnerships and joint venture—net	(1,670,676)	(564,974)
Distribution from partnership	950,000	650,235

Net cash provided (used) by investing activities	(1,810,217)	56,083

FINANCING ACTIVITIES:
Cash distributions paid	(1,551,649)	—

Net cash used by financing activities	(1,551,649)	—

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,119,093)	2,499,883
CASH AND CASH EQUIVALENTS—Beginning of year	9,043,730	5,009,715

CASH AND CASH EQUIVALENTS—End of year	$5,924,637	$7,509,598

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$38,021	$24,792

Taxes paid	$2,181,736	$74,600

See notes to consolidated and condensed financial statements.

PRISM GAS SYSTEMS I, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED AND CONDENSED FINANCIAL STATEMENTS
PERIODS ENDED SEPTEMBER 30, 2005 AND 2004
1.	NATURE OF BUSINESS
Prism Gas Systems Inc. and subsidiary (“Inc”), a Delaware corporation, was formed on January 10, 2000. Inc was party to subscription agreements with Natural Gas Partners, Inc. (“NGP”) and certain management members, which governed the sale of Inc’s common stock. Under these agreements, NGP and those certain management members committed to infuse $25,520,000 (less a 1% issuance fee) into Inc at the request of management in return for common stock. As of December 31, 2003, all capital had been funded under the subscription agreements.
On January 1, 2005, Prism Gas Systems I, L.P. (“Partners” together with Inc, the “Company”), a Texas limited partnership, was formed and acquired the common stock of Inc in exchange for partnership interests. Basic ownership of the Company remains the same between NGP and certain management members.
The Company is engaged in the gathering, processing and marketing of natural gas and natural gas liquids, predominantly in Texas and northwest Louisiana. The Company accounts for its investments in Waskom Gas Processing Company (“Waskom”), the Matagorda Offshore Gathering System (“Matagorda”), and the Fishhook Gathering System (“Fishhook”) under the equity method of accounting. All significant intercompany transactions are eliminated.
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Presentation and Consolidation—These financial statements should be read in conjunction with the Company’s audited consolidated and condensed financial statements and notes thereto for the year ended December 31, 2004. These financial statements have been condensed and do not include all of the information and footnotes required by generally accepted accounting principles for annual audited financial statements of the type contained in the Company’s audited consolidated and condensed financial statements. In the opinion of the management of the Company, all adjustments necessary for a fair presentation of the Company’s results of operations, financial position and cash flows for the periods shown have been made. All such adjustments are of a normal recurring nature. Results for the nine months ended September 30, 2005 are not necessarily indicative of the results of operations for the full year.
Cash and Cash Equivalents—Cash and cash equivalents include cash and all highly liquid investments with original maturities of three months or less at the date of purchase.
Accounts Receivable—Accounts receivable include trade receivables and miscellaneous other receivables.

Inventories—Inventories are stated at the lower of cost or market and consist primarily of natural gas liquids.
Fixed Assets—Fixed assets are depreciated using the straight-line method at rates based on the estimated useful lives of the classes of assets as follows:

Years
Gas gathering equipment	10
Gas plants	10
Furniture and fixtures	7
Computer equipment	5
Computer software	3
Repairs and maintenance are charged to operations as incurred. Renewals and betterments are capitalized. When assets are sold, retired or otherwise disposed of the applicable costs and reserves are removed from the accounts and the resulting gain or loss is recognized.
Investments—The Company uses the equity method of accounting for investments in partnerships. Investments in partnerships, at equity, consist of capital contributions and advances plus the Company’s share of accumulated earnings, less capital withdrawals and dividends. Equity method investments are subject to impairment under the provisions of Accounting Principles Board (“APB”) Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock.
Accounts Payable and Accrued Expenses—Accounts payable and accrued expenses include trade accounts payable and period-ending accruals for items such as payroll, interest, sales and use tax, and other miscellaneous liabilities.
Asset Retirement Obligations—SFAS No. 143, Accounting for Asset Retirement Obligations, became effective beginning January 1, 2003. SFAS No. 143 requires the recognition of a fair value liability for any retirement obligation associated with long-lived assets in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset and depreciated over the asset’s useful life. See Note 3 for additional information on the Company’s asset retirement obligations. Upon adoption of SFAS No. 143, the Company recorded an addition to gas plant and gathering system assets of $130,702, an asset retirement obligation of $134,623, accumulated depreciation of $26,140 and a pretax charge of $16,991. In December 2004, the Company recorded an addition to gathering system assets of $59,591 and an asset retirement obligation of equal value. As of September 30, 2005 no additional retirement obligations have been recorded. The retirement obligation requires management to make significant estimates and judgments regarding the Company’s expected pipelines plugging and abandonment costs and retirement dates.
Impairment of Long-Lived Assets—The Financial Accounting Standards Board (“FASB”) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

SFAS No. 144 requires the Company to assess the need for an impairment of capitalized costs of its natural gas properties on a property-by-property basis. If the net capitalized cost of a property is more than the estimated undiscounted future cash flows expected to be received from the property, then an impairment loss is recognized sufficient to bring net capitalized costs down to discounted future cash flows expected to be received from the property.
During December 2004, the Company recorded noncash impairment charges of approximately $137,500 to write down certain gas plant assets at the McLeod plant. As of September 30, 2005, the Company concluded, based on significant assumptions and projections, that there was no event, change in circumstance or expectation that would indicate the existence of an additional impairment loss. Accordingly, the Company did not recognize an impairment charge. Quoted market prices were the basis for determination of fair value related to the impairment charges for 2004.
Revenue Recognition—Revenues are recognized when title passes or service is performed (physical delivery to the customer). The Company’s businesses consist largely of the ownership and operation of physical assets. End sales from these businesses result in physical deliveries of commodities to the Company’s commercial, industrial and retail customers.
Federal Income Taxes— Prior to conversion to a partnership structure (see note 1) and, with respect to Prism Inc.’s 1% ownership interest in the Waskom partnership, the Company’s liability for federal income taxes was based on earnings for the year. Deferred tax assets and liabilities were recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities were measured using enacted tax rates that would apply in the years in which those temporary differences were expected to be recovered or settled.
Effective January 1, 2005, the Partnership is a Texas general partnership and as such each partner is responsible for its share of federal income taxes. See note 5 for discussion of tax impact of conversion to a partnership structure.
Derivative Instruments and Hedging Activities—SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, established accounting and reporting standards for derivative instruments and hedging activities. It requires that all derivatives be included on the balance sheet as an asset or liability measured at fair value and that changes in fair value be recognized currently in earnings unless specific hedge accounting criteria are met. If such hedge accounting criteria are met, the change is deferred in shareholders’ equity as a component of accumulated other comprehensive income. The deferred items are recognized in the period the derivative contract is settled. The Company has not designated any of its derivative instruments as hedges and marked them to market, with all market value adjustments being recorded in the consolidated statements of operations in the current period.
Stock-Based Compensation—SFAS No. 123, Accounting for Stock-Based Compensation, defines a fair value method of accounting for issuance of stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. As allowed by SFAS No. 123, the Company has elected to continue to apply the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its grants to employees. The Company uses the intrinsic value method under APB Opinion No. 25 to account for stock-based employee compensation. In addition, no costs are included in net income for the nine months ended September 30, 2005 and 2004 related to stock-based employee compensation under the intrinsic value method. If the Company had used the fair value method under SFAS No. 123, no costs would have been recorded under this method.
Use of Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts at the date of the financial statements and the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, revenues and expenses during the reporting period. Actual results could differ from those estimates.
Recently Issued Accounting Pronouncements—In December 2004, the FASB issued a revision to SFAS 123, Accounting for Stock-Based Compensation. SFAS 123 (Revised), Share-Based Payment, will require the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This revised statement is effective at the beginning of the first fiscal year that begins after June 15, 2005. Accordingly, the Company will adopt the revised statement effective for its first quarter 2006 financial statements. The Company does not expect the adoption of SFAS 123 (Revised) to have a significant impact on its consolidated financial statements (See footnote 7 for additional information).
In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets — An Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS 153 to have a material effect on its consolidated financial statements.
In March 2005, the FASB issued Financial Accounting Standards Board Interpretation (“FIN”) No. 47, Accounting for Conditional Asset Retirement Obligations. This interpretation clarifies the term “conditional asset retirement obligation” as used in SFAS 143, Accounting for Asset Retirement Obligations, and is effective no later than the end of fiscal years ending after December 15, 2005. The Company does not expect the adoption of FIN 47 to have a material effect on its consolidated financial statements (see footnote 3 for additional information).

In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement requires all changes in accounting principles to be accounted for by retrospective application to the financial statements for prior periods unless it is impracticable to do so. SFAS 154 carries forward previously issued guidance with respect to accounting for changes in estimates, changes in the reporting entity and the correction of errors. This statement is effective for accounting changes made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 to have a material effect on its consolidated financial statements.
 In September 2005, the FASB’s Emerging Issues Task Force (“EITF”) issued EITF No. 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty. This pronouncement provides additional accounting guidance for situations involving inventory exchanges between parties to that contained in APB Opinion No. 29, Accounting for Nonmonetary Transactions and SFAS 153, Exchanges of Nonmonetary Assets. The standard is effective for new arrangements entered into in reporting periods beginning after March 15, 2006. The Company is in the process of evaluating the impact, if any, of this standard and will adopt it on or before the effective date.
3.	ASSET RETIREMENT OBLIGATION
SFAS No. 143 became effective January 1, 2003. SFAS No. 143 requires the recognition of a fair value liability for any legal retirement obligations associated with long-lived assets in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as a part of the carrying amount of the long-lived asset and depreciated over the asset’s useful life.
The Company’s long-lived assets captured under SFAS No. 143 are natural gas processing plants and pipelines. The Company’s asset retirement obligations include purging, plugging and remediation costs.
The following is a reconciliation of the asset retirement obligation liability at September 30, 2005 (in thousands):

Beginning balance—December 31, 2003	$139
Liabilities incurred	59
Accretion expense	4

Ending balance—December 31, 2004	202
Accretion expense	4

Ending balance—September 30, 2005	$206

4.	INVESTMENT IN COMPANYS AND JOINT VENTURES, AT EQUITY
A summary of the Company’s equity in net earnings in partnerships and joint ventures for the months ended September 30, 2005 and 2004 and the related equity investment for the periods ended September 30, 2005 and December 31, 2004 are as follows:

	Equity in Net Earnings
	Nine Months Ended		Investment as of Period Ended
	September 30,		September 30,	December 31,
	2005	2004	2005	2004
Fishhook	$167,125	$386,557	$1,105,151	$938,026
Matagorda	461,925	629,801	693,286	1,181,361
Waskom	4,266,973	4,457,490	15,238,934	13,953,679

	$4,896,023	$5,473,848	$17,037,371	$16,073,066

The other transactions, besides equity in net earnings, that impacted the September 30, 2005 investment account were comprised of $4,652,394 of distributions in kind, $1,670,676 of additional investments, all of the aforementioned related to Waskom, and $950,000 in cash distributions from Matagorda.
Fishhook Offshore Gathering System—During 2004, the Company purchased a 50% interest in the assets of PIPE, LLC (known as Fishhook Offshore Gathering System) for approximately $275,000. Fishhook is operated by the joint 50% owner. Distributions of $0 were received in 2005.
Fishook’s condensed balance sheet information as of September 30, 2005 and December 31, 2004 and condensed statement of income information for the nine months ended September 30, 2005 and 2004 have been summarized from unaudited financial statements, as follows:

	September 30,	December 31,
	2005	2004
Assets
Current assets	$646,558	$758,199
Property, plant and equipment—net	503,866	591,908
Other noncurrent assets—at cost	6,711	—

	$1,157,135	$1,350,107

Liabilities and Partners’ Equity
Current liabilities	$139,696	$83,865
Noncurrent liabilities	301,633	876,634
Shareholders’ equity	715,806	389,608

	$1,157,135	$1,350,107

	Nine Months Ended
	September 30,
	2005	2004
Operations
Revenues	$824,791	$1,117,968

Net earnings	$334,250	$786,756

Matagorda Offshore Gathering System—During 2001, the Company purchased a 50% interest in the assets of Matagorda for approximately $1 million. Matagorda is operated by the joint 50% owner.
Matagorda’s condensed balance sheet information as of September 30, 2005 and December 31, 2004 and condensed statement of income information for the nine months ended September 30, 2005 and 2004 have been summarized from unaudited financial statements, as follows:

	September 30,	December 31,
	2005	2004
Assets
Current assets	$5,611,067	$7,132,644
Property, plant and equipment—net	3,192,682	3,167,124
Other noncurrent assets—at cost	34,724	21,351

	$8,838,473	$10,321,119

Liabilities and Partners’ Equity
Current liabilities	$4,950,636	$5,854,354
Noncurrent liabilities	2,150,000	2,150,000
Shareholders’ equity	1,737,837	2,316,765

	$8,838,473	$10,321,119

	Nine Months Ended
	September 30,
	2005	2004
Operations
Revenues	$23,993,592	$25,206,622

Net earnings	$923,848	$1,245,960

Waskom Gas Processing Company (Waskom or WGPC)—During 2001, the Company purchased a 33.33% partnership interest in Waskom from a former partner in the partnership for a net purchase price of approximately $10.5 million. During 2003, the Company purchased an additional 16.67% partnership interest from a former partner in the partnership for a net purchase price of approximately $3.6 million, resulting in the two remaining partners each having a 50% partnership interest. Waskom was formed to engage in the gathering, processing and marketing of natural gas and natural gas liquids. Waskom is operated by the Company. As a result of a smaller initial capital contribution by one of the partners, under the terms of the partnership agreement, revenues and expenses are not evenly allocated to the partners until terms of a payout provision defined in the agreement were reached. The payout provision of the partnership agreement provides that a former partner and Prism ( as successor to an original partner) shall receive from their share of operating revenues an amount equal to 135% of their initial investment as escalated pursuant to the provisions of the agreement. In August of 2004, this payout threshold was met resulting in equal distribution of proceeds from that time forward.
Waskom’s condensed balance sheet information as of September 30, 2005 and December 31, 2004 and condensed statement of income information for the nine months ended September 30, 2005 and 2004 have been summarized from financial statements, as follows:

	September 30,	December 31,
	2005	2004
Assets
Current assets	$8,579,633	$7,617,342
Property, plant and equipment—net	20,808,704	18,276,718

	$29,388,337	$25,894,060

Liabilities and Partners’ Equity
Current liabilities	$6,576,673	$5,445,823
Noncurrent liabilities	174,417	167,207
Partners’ equity	22,637,247	20,281,030

	$29,388,337	$25,894,060

	Nine Months Ended
	September 30,
	2005	2004
Operations
Revenues	$41,036,089	$26,543,903

Net earnings	$8,515,121	$5,814,179

5.	INCOME TAXES
The Company’s income tax expense (benefit) for the nine months ended September 30, 2005 and 2004 were $7,114,343 and $1,328,230, respectively. The primary increase in the 2005 tax expense is due to Prism Inc.’s adoption of a plan of liquidation and the gain resulting from the initial distribution of its assets, except for a 1% interest in the Waskom partnership, to Prism Gas Systems I, L.P. (see note 1).

	September 30,
	2005	2004
Income tax expense at statutory rates	$7,114,343	$1,494,882
Valuation allowance	—	(166,652)

Total tax expense	$7,114,343	$1,328,230

The deferred tax liability of $70,566 at September 30, 2005 is related to Prism Inc.’s 1% ownership of Waskom. Prism Gas Systems I, L.P. owns 49% of Waskom for the total 50% ownership by the Company on a consolidated basis.
6.	DERIVATIVE INSTRUMENTS
The Company periodically enters into derivative contracts to mitigate the effects of significant fluctuations in commodity prices. At September 30, 2005, the Company had the following open contracts:

	Volume		Call	Put
Product	Per Month	Period Covered	Price	Price
Natural gas	10,000 MMBtu	January 1, 2005 to December 31, 2005	$7.50	$5.50
Natural gas	10,000 MMBtu	January 1, 2005 to December 31, 2005	$6.85	$6.00
Crude oil	2,000 Bbl	January 1, 2005 to December 31, 2005	$40.90	$34.00
Crude oil	2,000 Bbl	January 1, 2005 to December 31, 2005	$45.00	$39.00
Based on market prices at September 30, 2005, the fair value of the open contracts to the Company was a net liability of $571,740.
7.	EMPLOYEE INCENTIVE UNIT PLAN (FORMERLY THE STOCK OPTION PLAN)
On January 13, 2000, Inc.’s Board of Directors approved the Option Plan (the “Plan”) for certain officers and employees of Inc. The Plan provided for future awards of stock options of up to 450 shares of common stock, subject to certain restrictions, with an initial exercise price of $10,000. The exercise price increased by 10% per annum, prorated for partial years. The initial date for the escalation of the exercise price was based on the weighted average subscription payment percentage. The subscription payment percentage was determined based on total subscriptions to date under the Company’s subscription agreements as a percentage of the maximum subscription of $25,520,000. On January 1, 2005, when Partners acquired the common stock of Inc, the Partners adopted the Plan cancelling the stock options and granting incentive units with similar terms. An analysis of the stock option/incentive unit activity for the periods ended September 30, 2005 and 2004 follows:

			Weighted
	Number of	Option	Average
	Units	Price	Option Price
Options outstanding at September 30, 2004	310	$13,184	$13,184

Options granted	—

Options outstanding at December 31, 2004	310	$13,611	$13,611

Incentive units granted	30

Incentive units outstanding at September 30, 2005	340	$13,417	$13,417

SFAS No. 123 encourages, but does not require, companies to record compensation cost for stock-based employee compensation at fair value. The Company has chosen to apply APB No. 25 and related interpretations to account for unit-based compensation. Accordingly, compensation cost for unit options is measured as the excess, if any, of the fair value of the Company’s unit at the measurement date over the amount an employee must pay to acquire the unit. The measurement of the incentive based performance units is based on an uncertain future event that is not probable of occurrence at September 30, 2005. No compensation expense has been recorded for the nine months ended September 30, 2005 and 2004 related to outstanding options/incentive units.
8.	RELATED PARTY TRANSACTIONS
The Company made finance advisory fee payments totaling $85,026 and $127,612 for the nine months ended September 30, 2005 and 2004, respectively, pursuant to the Fee and Reimbursement Agreement between the Company and NGP.
During 2005 and 2004, the Company engaged in certain material transactions with Waskom. The Company believes that the terms of these transactions were comparable to those that could have been negotiated with unrelated third parties. As of September 30, 2005 and December 31, 2004 the Company had receivables of approximately $341,000 and $612,000, and payables of approximately $5.7 million and $7.4 million, respectively, due from and due to WGPC.
Upon acquiring an interest in Waskom in 2001 the Company made a $255,000 advance to Waskom which has not been repaid as of September 30, 2005.
As of September 30, 2005 and December 31, 2004 there are no loans or extensions of credit to directors and executive officers of the Company.
9.	CREDIT FACILITY
On November 5, 2003, the Company entered into a $25 million Senior Secured Revolving Credit Facility (“Credit Facility”) that matures on November 5, 2006. Under the terms of the Credit Facility, interest is payable quarterly at the bank’s stated adjusted base rate plus a margin ranging from 1% to 2%, or LIBOR plus a margin ranging from 1.75% to 2.75%, based on the ratio of Funded Debt to EBITDA (1% and 1.75%, respectively, on September 30, 2005), as defined within the Credit Facility agreement. The Credit Facility is secured by substantially all of the Company’s assets. The Company capitalized approximately $110,000 of financing cost related to the Credit Facility of which $48,551 and $74,254 remains unamortized as of September 30, 2005 and December 31, 2004, respectively. As of September 30, 2005, there have been no borrowings under the Credit Facility and the Company has been in compliance with the financial covenants required by the debt agreement.
While the Company has not used the Credit Facility it has had to make payments for the unused credit facility resulting in interest expense of $28,437 and $28,542 for the nine months ended September 30, 2005 and 2004, respectively.
10.	COMMITMENTS AND CONTINGENCIES
The Company is involved in various acquisitions and sales of property and other business transactions. Through the ordinary course of business, the Company is subject to various claims and other legal actions. During 2004, a legal action was filed against the Company by a customer in connection with the provisions of a product purchase contract. The plaintiff alleged the Company improperly terminated the contract. During December 2005, a settlement was reached by the parties which requires the Company to pay the plaintiff $1.1 million. The liability for the settlement has been accrued as of September 30, 2005. It is anticipated that all other matters will be satisfactorily resolved and will not have a significant impact on the assets and operations of the entity.
The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. Management believes that any future costs should not have a material adverse effect on the Company’s liquidity or financial position.
In the third quarter of 2004 the Company, along with its partner in the Waskom Gas Processing Company, signed an Authority for Expenditure to expand the fractionation capacity at the Waskom plant by 2,000 barrels per day. The Waskom plant is nearing design capacity for gas processing and raw production fractionation and this expansion will allow the plant to continue fractionating third party volumes. The total cost of the fractionation expansion is projected to be $3.2 million. As of September 30, 2005 approximately $2.4 million had been spent on the project.
11.	SUBSEQUENT EVENTS
On September 6, 2005, the Company entered into a definitive purchase agreement to sell the outstanding general and limited partnership interests in Prism Gas Systems I, L.P. to Martin Midstream Partners L.P. (“Martin”). The total sales price is estimated at $96 million, after adjustments for net working capital and certain capital expenditures. The transaction, which was subject to certain significant closing conditions and regulatory approvals, was completed on November 10, 2005.
The purchase price paid under the Purchase Agreement was funded through a combination of approximately $86 million in cash and $10 million from the issuance of Martin common units to certain of the Company’s unit owners. The common units were priced at $32.54 per common unit, based on the average closing price of Martin’s common units on the Nasdaq during the ten trading days immediately preceding and immediately following the date of the execution of the definitive purchase agreement.

Waskom Gas Processing Company
Financial Statements
as of and for the Years Ended
December 31, 2004, 2003 and 2002

Deloitte.
Deloitte & Touche LLP
JPMorgan Chase Tower
2200 Ross Avenue, Suite 1600
Dallas, TX 75201-6778
USA

Tel:+1 214 840 7000
www.deloitte.com
INDEPENDENT AUDITORS’ REPORT
To the Partners of
Waskom Gas Processing Company:
We have audited the accompanying balance sheets of Waskom Gas Processing Company (the “Partnership”) as of December 31, 2004 and 2003, and the related statements of income, partners’ capital, and cash flows for the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 3 to the financial statements, on January 1, 2003, the Partnership adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations.
(Deloitte & Touche LLP)
December 28, 2005
Member of
Deloitte Touche Tohmatsu

WASKOM GAS PROCESSING COMPANY

BALANCE SHEETS
AS OF DECEMBER 31, 2004 AND 2003

	2004	2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$206,506	$860,335
Accounts receivable	27,521	112,285
Accounts receivable — partners	7,383,315	4,660,355

Total current assets	7,617,342	5,632,975

PROPERTY AND EQUIPMENT:
Gas plant assets	25,605,488	24,683,554
Other fixed assets	778,784	516,339
Accumulated depreciation, depletion, and amortization	(8,107,554)	(6,893,686)

Total property and equipment	18,276,718	18,306,207

TOTAL	$25,894,060	$23,939,182

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$3,325,938	$2,935,593
Accounts payable — partners	1,699,885	273,869
Advances from partners	420,000	420,000

Total current liabilities	5,445,823	3,629,462

LONG-TERM LIABILITIES — Asset retirement obligation	167,207	158,114

COMMITMENTS AND CONTINGENCIES (Note 6)

PARTNERS’ CAPITAL	20,281,030	20,151,606

TOTAL	$25,894,060	$23,939,182

See notes to financial statements.

WASKOM GAS PROCESSING COMPANY
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

	2004	2003	2002
OPERATING REVENUES:
Gas, NGL, and condensate sales	$8,552,491	$5,046,468	$18,665,127
Processing, compression, and miscellaneous fees	29,694,667	20,842,128	5,152,233
Gain on sale of assets	1,700

Total operating revenues	38,248,858	25,888,596	23,817,360

OPERATING COSTS AND EXPENSES:
Cost of sales	25,646,999	16,876,402	16,931,656
Operating costs	2,893,689	2,503,146	2,172,479
Depreciation, depletion, and amortization	1,222,959	1,224,867	1,201,336

Total operating costs and expenses	29,763,647	20,604,415	20,305,471

OPERATING INCOME	8,485,211	5,284,181	3,511,889

INTEREST INCOME			19,737

NET INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	8,485,211	5,284,181	3,531,626

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE		(59,720)

NET INCOME	$8,485,211	$5,224,461	$3,531,626

See notes to financial statements.

WASKOM GAS PROCESSING COMPANY

STATEMENTS OF PARTNERS’ CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

BALANCE—January 1, 2002	$19,648,309

Contributions	10,250,636

Distributions in-kind	(13,234,592)

Net income	3,531,626

BALANCE—December 31, 2002	20,195,979

Contributions	418,126

Distributions in-kind	(5,686,960)

Net income	5,224,461

BALANCE—December 31, 2003	20,151,606

Contributions	916,836

Distributions	(824,178)

Distributions in-kind	(8,448,445)

Net income	8,485,211

BALANCE—December 31, 2004	$20,281,030

See notes to financial statements.

WASKOM GAS PROCESSING COMPANY

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

	2004	2003	2002
OPERATING ACTIVITIES:
Net income	$8,485,211	$5,224,461	$3,531,626
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation, depletion, and amortization	1,222,959	1,224,867	1,201,336
Distributions in-kind to partners	(8,448,445)	(5,686,960)	(13,234,592)
Noncash distributions to partners	(824,178)
Gain on sale of asset	(1,700)
Cumulative effect of a change in accounting principle		59,720
Changes in operating assets and liabilities:
Accounts receivable	84,763	787,058	(500,512)
Accounts receivable—partners	(2,722,959)	43,766	(4,518,373)
Other current liabilities	390,347	612,760	1,549,769
Accounts payable—partners	1,426,016	(1,423,193)	(357,474)

Net cash (used in) provided by operating activities	(387,986)	842,479	(12,328,220)

INVESTING ACTIVITIES:
Additions to gas plant and gathering system assets	(963,796)	(420,804)	(180,116)
Additions to other fixed assets	(220,583)	(3,013)
Proceeds from sale of an asset	1,700

Net cash used in investing activities	(1,182,679)	(423,817)	(180,116)

FINANCING ACTIVITIES—Partner contributions	916,836	418,126	10,250,636

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(653,829)	836,788	(2,257,700)

CASH AND CASH EQUIVALENTS—Beginning of year	860,335	23,547	2,281,247

CASH AND CASH EQUIVALENTS—End of year	$206,506	$860,335	$23,547

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$—	$—	$—

Taxes paid	$—	$—	$—

See notes to financial statements.

WASKOM GAS PROCESSING COMPANY
NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002
1.	NATURE OF BUSINESS

Waskom Gas Processing Company (the “Partnership”), a Texas General Partnership, was formed on November 1, 1995, by and between NGC Energy Resources, L.P., a Delaware Limited Partnership and NorAm Gas Processing Company, a Delaware Corporation, with both partners having an equal share in the Partnership. On April 22, 1997, the partners entered into an Amended and Restated Partnership Agreement (the “Agreement”) whereby Amoco Production Company, a Delaware Corporation, joined the Partnership. The Agreement assigned each partner an equal share in the Partnership. On October 1, 2001, Prism Gas Systems, Inc., a Delaware Corporation, acquired the interest of Dynegy Midstream Services Limited Partnership, a Delaware Limited Partnership, f/k/a Warren Energy Resources Limited Partnership, f/k/a NGC Energy Resources, L.P. On June 1, 2003, BP America Production Company, a Delaware Corporation, f/k/a Amoco Production Company sold and assigned its interest in the Partnership equally to Prism Gas Systems, Inc. and CenterPoint Energy Gas Processing Company, a Delaware Corporation, f/k/a NorAm Gas Processing Company. Upon assignment both Prism Gas Systems, Inc and CenterPoint Energy Gas Processing Company owned an equal percentage of the Partnership. On January 1, 2005, Prism Gas Systems, Inc. assigned 98% of its interest in the Partnership to Prism Gas Systems I, L.P., a Texas Limited Partnership. In summary, as of January 1, 2005, the Partnership consists of CenterPoint Energy Gas Processing Company (50%), Prism Gas Systems I, L.P. (49%) and Prism Gas Systems, Inc. (1%). Prism Gas Systems I, L.P. serves as operator. The Partnership is engaged in the processing and marketing of natural gas and natural gas liquids, predominantly in Texas and northwest Louisiana.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents—Cash and cash equivalents include cash and all highly liquid investments with original maturities of three months or less at the date of purchase.

Accounts Receivable—Accounts receivable include trade receivables and miscellaneous other receivables.

Fixed Assets—Fixed assets are depreciated using the straight-line method at rates based on the estimated useful lives of the classes of assets, as follows:

Years
Gas gathering equipment	10
Gas plants	20
Furniture and fixtures	1
Computer equipment	3
Computer software	3
Repairs and maintenance are charged to operations as incurred. Renewals and betterments are capitalized. When assets are sold, retired or otherwise disposed of, the applicable costs and reserves are removed from the accounts, and the resulting gain or loss is recognized.

Accounts Payable and Accrued Expenses—Accounts payable and accrued expenses include trade accounts payable and period-ending accruals for items such as payroll, interest, and sales and use tax.
Asset Retirement Obligations—Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations, became effective beginning January 1, 2003. SFAS No. 143 requires the recognition of a fair value liability for any retirement obligation associated with long-lived assets in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset and depreciated over the asset’s useful life. See Note 3 for additional information on the Partnership’s asset retirement obligations. Upon adoption of SFAS No. 143, the Partnership recorded an addition to other assets of $115,964, an asset retirement obligation of $149,518, and accumulated depreciation of $26,166. The retirement obligation requires management to make significant estimates and judgments regarding the Partnership’s expected plugging and abandonment costs and retirement dates.
Impairment of Long-Lived Assets—The Financial Accounting Standards Board (“FASB”) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires the Partnership to assess the need for an impairment of capitalized costs of its gas plant and pipelines. If the net capitalized cost of a property is more than the estimated undiscounted future cash flows expected to be received from the property, then an impairment loss is recognized sufficient to bring net capitalized costs down to discounted future cash flows expected to be received from the property.
During 2004, 2003, and 2002, the Partnership concluded, based on significant assumptions and projections, that there was no event, change in circumstance or expectation that would indicate the existence of an impairment loss. Accordingly, the Partnership did not recognize an impairment charge.
Revenue Recognition—Revenues are recognized when title passes or service is performed. The Partnership’s business consists largely of the ownership and operation of physical assets. End sales from these businesses result in physical deliveries of commodities to the Partnership’s commercial, industrial, and retail customers.
Comprehensive Income—In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income, which established reporting and disclosure requirements for comprehensive income and its components within the financial statements. The Partnership had no comprehensive income components as of December 31, 2004, 2003, and 2002. Accordingly, comprehensive income is the same as the net income for the years ended December 31, 2004, 2003, and 2002.
Federal Income Taxes—The Partnership is a Texas General Partnership and, as such, has no liability for federal income taxes. Each partner is responsible for its share of federal income tax.
Use of Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts at the date of the financial statements and the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, revenues and expenses during the reporting period. Actual results could differ from those estimates.
Recently Issued Accounting Pronouncements—In January 2003, the FASB issued Interpretation No. (“FIN”) 46, Consolidation of Variable Interest Entities (revised December 2003, “FIN 46R”). FIN 46R clarifies treatment of certain entities in which equity investors do not have the characteristics of a controlling financial interest or in which equity investors do not bear the residual economic risks. FIN 46R, which became effective on December 31, 2003, applies to variable interest entities (“VIEs”)

created after January 31, 2003, and to VIEs in which an enterprise obtains an interest after that date. The implementation of FIN 46R did not have a material impact on the Partnership’s consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including derivative instruments embedded in other contracts and hedging activities. SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly and is effective for contracts entered into or modified after June 30, 2003. The adoption of this standard did not have a material impact on the Partnership’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer of financial instruments classifies and measures in its statement of financial position certain instruments with characteristics of both liabilities and equity. SFAS No. 150 modifies the accounting and financial statement disclosures of certain financial instruments that, under previous guidance, issuers could account for as equity. SFAS No. 150 became effective for the Partnership beginning January 1, 2004. The adoption of this standard did not have an impact on the Partnership’s financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment. This statement revised SFAS No. 123, Accounting for Stock-Based Compensation, and requires companies to expense the value of employee stock options and similar awards. The effective date of this standard is interim and annual periods beginning after January 1, 2006. The adoption of this standard is not expected to have a material impact on the Partnership’s consolidated financial statements.

3.	ASSET RETIREMENT OBLIGATION

SFAS No. 143 became effective for the partnership January 1, 2003. SFAS No. 143 requires the recognition of a fair value liability for any legal retirement obligations associated with long-lived assets in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as a part of the carrying amount of the long-lived asset and depreciated over the asset’s useful life.

The Company’s long-lived assets captured under SFAS No. 143 are natural gas processing plants and pipelines. The Company’s asset retirement obligations include purging, plugging and remediation costs.

A reconciliation of the asset retirement obligation liability at December 31, 2004 and 2003, is as follows (in thousands):

Beginning balance—January 1 , 2003	$—

Cumulative effect adjustment	150
Accretion expense	8

Ending balance—December 31, 2003	158

Liabilities incurred
Accretion expense	9

Ending balance—December 31, 2004	$167

4.	INCOME TAXES

The Partnership is a Texas General Partnership and, as such, has no liability for federal income taxes.

5.	RELATED-PARTY TRANSACTIONS

During 2004, 2003, and 2002, the Partnership engaged in certain material transactions with the partners. The Partnership believes that the terms of these transactions were comparable to those that could have been negotiated with unrelated third parties. As of December 31, 2004 and 2003, the Partnership had receivables of approximately $7.4 million and $4.7 million, and payables of approximately $1.7 million and $0.3 million, respectively, due from and due to the partners. Additionally, distributions of products in-kind of $8,448,445, $5,686,960, and $13,234,592 in 2004, 2003, and 2002, respectively, were made to the partners. Distributions of products in-kind are valued at prevailing market prices at the time of distribution.

6.	COMMITMENTS AND CONTINGENCIES

The Partnership is subject to extensive federal, state, and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Partnership to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. Management believes that any future costs should not have a material adverse effect on the Partnership’s liquidity or financial position.

7.	SUBSEQUENT EVENTS

On January 1, 2005, Prism Gas Systems Inc. assigned 98% of its interest in the Partnership to Prism Gas Systems I, L.P., a Texas Limited Partnership. As of January 1, 2005, the partners of the Partnership consist of CenterPoint Energy Gas Processing Company (50%), Prism Gas Systems I, L.P. (49%) and Prism Gas Systems, Inc. (1%). Prism Gas Systems I, L.P. serves as operator.

Waskom Gas Processing Company
Condensed Financial Statements
For the Period Ended
September 30, 2005 and 2004

WASKOM GAS PROCESSING COMPANY
CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2005	2004
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,808,222	$206,506
Accounts receivable	27,837	27,521
Accounts Receivable — partners	5,743,574	7,383,315

Total current assets	8,579,633	7,617,342

PROPERTY AND EQUIPMENT:
Gas plant assets	29,043,619	25,605,488
Other fixed assets	870,533	778,784
Accumulated depreciation, depletion and amortization	(9,105,448)	(8,107,554)

Property, plant and equipment, net	20,808,704	18,276,718

TOTAL	$29,388,337	$25,894,060

LIABILITIES AND PARTNERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$5,605,626	$3,325,938
Accounts payable — partners	347,827	1,699,885
Advances from partners	420,000	420,000
Property tax payable	203,220	—

Total current liabilities	6,576,673	5,445,823

LONG-TERM LIABILITIES
Asset retirement obligation	174,417	167,207

Total liabilities	6,751,090	5,613,030

COMMITMENTS AND CONTINGENCIES (Note 5)

PARTNERS’ EQUITY	22,637,247	20,281,030

TOTAL	$29,388,337	$25,894,060

See notes to condensed financial statements.

WASKOM GAS PROCESSING COMPANY
CONDENSED STATEMENTS OF INCOME
(Unaudited)

	Nine Months Ended September 30,
	2005	2004
OPERATING REVENUES:
Gas, NGL and condensate sales	$9,889,481	$5,908,350
Processing, compression and miscellaneous fees	31,146,608	20,635,553
Gain on sale of assets	—	1,700

Total operating revenues	41,036,089	26,545,603

OPERATING COSTS AND EXPENSES:
Cost of sales	28,688,554	17,586,045
Operating costs	2,827,310	2,225,924
Depreciation, depletion and amortization	1,005,104	919,455

Total operating costs and expenses	32,520,968	20,731,424

NET INCOME	$8,515,121	$5,814,179

See notes to condensed financial statements.
WASKOM GAS PROCESSING COMPANY
CONDENSED STATEMENTS OF PARTNERS’ CAPITAL
(Unaudited)

Total
Partnership
Equity
2004
Balances — December 31, 2003	$20,151,606
Contributions	716,015
Distributions	(1,024,703)
Distributions In Kind	(5,758,088)
Net Income	5,814,179

Balances — September 30, 2004	19,899,009

2005
Balances — December 31, 2004	$20,281,030
Contributions	3,357,084
Distributions In Kind	(9,515,988)
Net income	8,515,121

Balances — September 30, 2005	$22,637,247

See notes to condensed financial statements.

WASKOM GAS PROCESSING COMPANY
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2005	2004
OPERATING ACTIVITIES:
Net income	$8,515,121	$5,814,179
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	1,005,104	919,455
Gain on disposal of asset	—	(1,700)
Distributions in-kind to partners	(9,515,988)	(5,758,088)
Non cash distributions to partners	—	(1,024,703)
Changes in operating assets and liabilities:
Accounts receivable	(316)	53,774
Accounts receivable — partners	1,639,741	(2,302,069)
Accounts payable and accrued liabilities	2,279,688	1,562,763
Accounts payable — partners	(1,352,058)	43,357
Property tax payable	203,220	205,939

Net cash provided by (used in) operating activities	2,774,512	(487,093)

INVESTING ACTIVITIES:
Additions to gas plant and gathering system assets	(3,438,131)	(727,512)
Additions to other fixed assets	(91,749)	(259,145)
Proceeds from disposal of asset	—	1,700

Net cash used in investing activities	(3,529,880)	(984,957)

FINANCING ACTIVITIES:
Contributions from partners	3,357,084	716,015

Net cash provided by financing activities	3,357,084	716,015

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	2,601,716	(756,035)
CASH AND CASH EQUIVALENTS—Beginning of year	206,506	860,335

CASH AND CASH EQUIVALENTS—End of year	$2,808,222	$104,300

See notes to condensed financial statements.

WASKOM GAS PROCESSING COMPANY
NOTES TO CONDENSED FINANCIAL STATEMENTS
PERIODS ENDED SEPTEMBER 30, 2005 AND 2004
1. NATURE OF BUSINESS
Waskom Gas Processing Company (the “Partnership”), a Texas General Partnership, was formed on November 1, 1995, by and between NGC Energy Resources, L.P., a Delaware Limited Partnership and NorAm Gas Processing Company, a Delaware Corporation, with both partners having an equal share in the Partnership. On April 22, 1997, the partners entered into an Amended and Restated Partnership Agreement (the “Agreement”) whereby Amoco Production Company, a Delaware Corporation, joined the Partnership. The Agreement assigned each partner an equal share in the Partnership. On October 1, 2001, Prism Gas Systems, Inc., a Delaware Corporation, acquired the interest of Dynegy Midstream Services Limited Partnership, a Delaware Limited Partnership, f/k/a Warren Energy Resources Limited Partnership, f/k/a NGC Energy Resources, L.P. On June 1, 2003, BP America Production Company, a Delaware Corporation, f/k/a Amoco Production Company sold and assigned its interest in the Partnership equally to Prism Gas Systems, Inc. and CenterPoint Energy Gas Processing Company, a Delaware Corporation, f/k/a NorAm Gas Processing Company. Upon assignment both Prism Gas Systems, Inc and CenterPoint Energy Gas Processing Company owned an equal percentage of the Partnership. On January 1, 2005, Prism Gas Systems, Inc. assigned 98% of its 50% interest, in the Partnership, to Prism Gas Systems I, L.P., a Texas Limited Partnership. In summary, as of January 1, 2005, the Partnership consists of CenterPoint Energy Gas Processing Company (50%), Prism Gas Systems I, L.P. (49%) and Prism Gas Systems, Inc. (1%). Prism Gas Systems I, L.P. serves as operator. The Partnership is engaged in the processing and marketing of natural gas and natural gas liquids, predominantly in Texas and northwest Louisiana.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Presentation—These financial statements should be read in conjunction with the Partnership’s audited condensed financial statements and notes thereto for the year ended December 31, 2004. These financial statements have been condensed and do not include all of the information and footnotes required by generally accepted accounting principles for annual audited financial statements of the type contained in the Partnership’s audited condensed financial statements. In the opinion of the management of the Partnership’s general partner, all adjustments necessary for a fair presentation of the Partnership’s results of operations, financial position and cash flows for the periods shown have been made. All such adjustments are of a normal recurring nature. Results for the nine months ended September 30, 2005 are not necessarily indicative of the results of operations for the full year.
Cash and Cash Equivalents—Cash and cash equivalents include cash and all highly liquid investments with original maturities of three months or less at the date of purchase.

Accounts Receivable—Accounts receivable include trade receivables and miscellaneous other receivables.
Fixed Assets—Fixed assets are depreciated using the straight-line method at rates based on the estimated useful lives of the classes of assets, as follows:

Years
Gas gathering equipment	10
Gas plants	20
Furniture and fixtures	1
Computer equipment	3
Computer software	3
Repairs and maintenance are charged to operations as incurred. Renewals and betterments are capitalized. When assets are sold, retired or otherwise disposed of, the applicable costs and reserves are removed from the accounts, and the resulting gain or loss is recognized.
Accounts Payable and Accrued Expenses—Accounts payable and accrued expenses include trade accounts payable and period-ending accruals for items such as payroll, interest, and sales and use tax.
Asset Retirement Obligations—Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations, became effective beginning January 1, 2003. SFAS No. 143 requires the recognition of a fair value liability for any retirement obligation associated with long-lived assets in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset and depreciated over the asset’s useful life. See Note 3 for additional information on the Partnership’s asset retirement obligations. Upon adoption of SFAS No. 143, the Partnership recorded an addition to other assets of $115,964, an asset retirement obligation of $149,518, and accumulated depreciation of $26,166. The retirement obligation requires management to make significant estimates and judgments regarding the Partnership’s expected pipelines plugging and abandonment costs and retirement dates.
Impairment of Long-Lived Assets—The Financial Accounting Standards Board (“FASB”) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires the Partnership to assess the need for an impairment of capitalized costs of its gas plant and pipelines. If the net capitalized cost of a property is more than the estimated undiscounted future cash flows expected to be received from the property, then an impairment loss is recognized sufficient to bring net capitalized costs down to discounted future cash flows expected to be received from the property.
For the nine months ended September 30, 2005 and 2004, the Partnership concluded, based on significant assumptions and projections, that there was no event, change in circumstance or expectation that would indicate the existence of an impairment loss. Accordingly, the Partnership did not recognize an impairment charge.

Revenue Recognition—Revenues are recognized when title passes or service is performed (physical delivery to the customer). The Partnership’s business consists largely of the ownership and operation of physical assets. End sales from these businesses result in physical deliveries of commodities to the Partnership’s commercial, industrial and retail customers.
Federal Income Taxes—The Partnership is a Texas General Partnership and as such has no liability for Federal Income Taxes. Each partner is responsible for its share of federal income tax.
Use of Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts at the date of the financial statements and the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities, revenues and expenses during the reporting period. Actual results could differ from those estimates.
Recently Issued Accounting Pronouncements— In December 2004, the FASB issued SFAS 153, Exchanges of Nonmonetary Assets — An Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS 153 to have a material effect on its consolidated financial statements.
In March 2005, the FASB issued Financial Accounting Standards Board Interpretation (“FIN”) No. 47, Accounting for Conditional Asset Retirement Obligations. This interpretation clarifies the term “conditional asset retirement obligation” as used in SFAS 143, Accounting for Asset Retirement Obligations, and is effective no later than the end of fiscal years ending after December 15, 2005. The Company does not expect the adoption of FIN 47 to have a material effect on its consolidated financial statements (see footnote 3 for additional information).
In May 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement requires all changes in accounting principles to be accounted for by retrospective application to the financial statements for prior periods unless it is impracticable to do so. SFAS 154 carries forward previously issued guidance with respect to accounting for changes in estimates, changes in the reporting entity and the correction of errors. This statement is effective for accounting changes made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 to have a material effect on its consolidated financial statements.

In September 2005, the FASB’s Emerging Issues Task Force (“EITF”) issued EITF No. 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty. This pronouncement provides additional accounting guidance for situations involving inventory exchanges between parties to that contained in APB Opinion No. 29, Accounting for Nonmonetary Transactions and SFAS 153, Exchanges of Nonmonetary Assets. The standard is effective for new arrangements entered into in reporting periods beginning after March 15, 2006. The Company is in the process of evaluating the impact, if any, of this standard and will adopt it on or before the effective date.
3. ASSET RETIREMENT OBLIGATION
SFAS No. 143 requires the recognition of a fair value liability for any legal retirement obligations associated with long-lived assets in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as a part of the carrying amount of the long-lived asset and depreciated over the asset’s useful life.
The Company’s long-lived assets captured under SFAS No. 143 are natural gas processing plants and pipelines. The Company’s asset retirement obligations include purging, plugging and remediation costs.
A reconciliation of the asset retirement obligation liability at September 30, 2005 and December 31, 2004 is as follows (in thousands):

Beginning balance—December 31, 2003	$158
Accretion expense	9

Beginning balance—December 31, 2004	167
Accretion expense	7

Ending balance—September 30, 2005	$174

4. RELATED-PARTY TRANSACTIONS
During 2005 and 2004 the Partnership engaged in certain material transactions with the partners. The Partnership believes that the terms of these transactions were comparable to those that could have been negotiated with unrelated third parties. As of September 30, 2005 and December 31, 2004, the Partnership had receivables of approximately $5.7 million and $7.4 million and payables of approximately $0.3 and $1.7 million, respectively, due from and due to the partners. Additionally, distributions of products in-kind, which are recorded as operating revenue in the accompanying statements of income, were made to the partners of $9.5 million and $5.8 million for the nine months ended September 30, 2005 and 2004, respectively. Distributions of products in-kind are valued at prevailing market prices at the time of distribution.

5. COMMITMENTS AND CONTINGENCIES
The Partnership is subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Partnership to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. Management believes that any future costs should not have a material adverse effect on the Partnership’s liquidity or financial position.
In the third quarter of 2004 the Partnership signed an Authority for Expenditure to expand the fractionation capacity at the Partnership’s plant by 2,000 barrels per day. The Partnership’s plant is nearing design capacity for gas processing and raw production fractionation and this expansion will allow the plant to continue fractionating third party volumes. The total cost of the fractionation expansion is projected to be $3.2 million. As of September 30, 2005 approximately $2.4 million had been spent on the project.
6. SUBSEQUENT EVENTS
On September 6, 2005, Prism Gas Systems I, L.P (49% ownership interest in the Partnership) and Prism Gas Systems, Inc. (1% ownership interest in the Partnership) (together “Prism”) entered into a definitive purchase agreement to sell the outstanding general and limited partnership interests in Prism Gas Systems I, L.P. to Martin Midstream Partners L.P. (“Martin”). This transaction will transfer Prism’s 50% ownership in the Partnership to Martin. The transaction, which was subject to certain significant closing conditions and regulatory approvals, was completed on November 10, 2005.

Martin Midstream Partners L.P.
Unaudited Pro Forma Financial Statements
Introduction
      The following unaudited pro forma financial statements have been derived from the historical consolidated financial statements of Martin Midstream Partners L.P. (“MMLP”) and the historical consolidated financial statements of Prism Gas Systems I, L.P. (“Prism Gas”). The pro forma financial statements should be read in conjunction with the accompanying notes to pro forma financial statements and with the historical financial statements and related notes for both MMLP and Prism Gas filed with the Securities and Exchange Commission.
      For income statement items, the pro forma financial statements assume that the Prism Gas acquisition and the related borrowings under our credit facility occurred on January 1, 2004. The pro forma financial statements give pro forma effect to the following transactions:

•	the acquisition of Prism Gas for $97.4 million (including the assumption of approximately $4.2 million in working capital obligations, $0.3 million of assumed long-term liabilities and $0.5 million in acquisition expenses);

•	the financing of the Prism Gas acquisition through a combination of $62.8 million under our new credit facility, $5.0 million in a previously funded escrow account, $15.0 million of new equity capital provided by Martin Resource Management Corporation, $9.6 million of seller financing provided by certain Prism Gas sellers through the issuance of new MMLP common units, and $0.5 million in capital provided by Martin Resource Management Corporation to continue its general partnership interest in MMLP; and

•	$3.1 million of debt underwriting fees incurred in connection with borrowings under MMLP's credit facility.

      The pro forma adjustments are based upon currently available information and certain estimates and assumptions, and therefore the actual adjustments will differ from the pro forma adjustments. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the acquisition and offering and related transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial statements. The pro forma financial statements may not be indicative of the results that actually would have occurred if we had completed the acquisition and the offering on the dates indicated. In addition, the pro forma financial statements are not necessarily indicative of the results of our future operations.

MARTIN MIDSTREAM PARTNERS L.P.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2005

	Martin		Pro Forma
	Midstream	Prism	Adjustments		Pro Forma
	Partners L.P.	Gas	Acquisition		as Adjusted
	(Dollars in Thousands)
ASSETS
Cash	$3,116	$5,925	$92,918	(a)	$6,980
			(92,918	)(b)
			(2,563	)(b)
			502	(c)
Accounts and other receivable	50,796	13,523	(1,352	)(b)	62,967
Product exchange receivables	3,615	—	—		3,615
Inventories	34,554	374	(123	)(b)	34,805
Due from affiliates	1,098	341	—		1,439
Other current assets	532	233	(17	)(b)	748

Total current assets	93,711	20,396	(3,553)		110,554

Property, plant & equipment, at cost	200,410	9,475	7,500	(b)	217,385
Accumulated depreciation	(55,958)	(3,367)	3,367	(b)	(55,958)

Property, plant and equipment, net	144,452	6,108	10,867		161,427

Goodwill	7,455	—	19,539	(b)	26,994
Covenant not to compete	—	—	600	(b)	600
Investment in unconsolidated entities	—	17,037	42,963	(b)	60,000
Other assets, net	9,616	406	(5,000	)(a)	8,062
			3,137	(a)
			(97)	(b)
Total assets	$255,234	$43,947	$68,456		$367,637

LIABILITIES AND PARTNERS’ CAPITAL
Current installment of notes payable	$582	$—	$—		$582
Trade and other accounts payable	46,168	7,205	(262	)(b)	53,111
Product exchange payables	9,824	—	—		9,824
Due to affiliates	1,216	5,744	—		6,960
Taxes payable	—	6,388	—		6,388
Accrued settlement	—	1,100	—		1,100
Other accrued liabilities	3,291	572	(179	)(b)	3,684

Total current liabilities	61,081	21,009	(441)		81,649
Long term debt	120,422	—	66,440	(a)	186,862
Deferred income taxes	—	71	—		71
Other long-term obligations	888	207	—		1,095

Total liabilities	182,391	21,287	65,999		269,677
Partners’ capital
Common Units	78,366	22,660	9,615	(a)	102,981
			15,000	(a)
			(22,660	)(b)
Subordinated units	(6,095)	—	—		(6,095)
General partner	572	—	502	(c)	1,074

Total partners’ capital	72,843	22,660	2,457		97,960

	$255,234	$43,947	$68,456		$367,637

See accompanying notes to the unaudited pro forma financial statements.

MARTIN MIDSTREAM PARTNERS L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2005

	Martin		Pro Forma
	Midstream		Adjustments-		Pro Forma
	Partners L.P.	Prism Gas	Acquisitions		as Adjusted

	(Dollars in Thousands, except per unit amounts)
Revenues:
Terminalling and storage	$16,858	$—	$—		$16,858
Marine transportation	26,634	—	—		26,634
Product Sales:
LPG distribution	199,487	69,373	(11,239	)(f)	257,621
Sulfur	17,743	—	—		17,743
Fertilizer	25,980	—	—		25,980
Terminalling and storage	7,114	—	—		7,114

	250,324	69,373	(11,239)		308,458

Total revenues	293,816	69,373	(11,239)		351,950

Costs and expenses:
Cost of products sold:
LPG distribution	192,187	66,207	(11,239	)(f)	247,155
Sulfur	12,030	—	—		12,030
Fertilizer	21,955	—	—		21,955
Terminalling and storage	5,969	—	—		5,969

	232,141	66,207	(11,239)		287,109
Expenses:
Operating expenses	32,778	1,166	—		33,944
Selling, general and administrative	5,420	2,850			8,270
Depreciation and amortization	8,672	644	200	(i)	9,741
			225	(j)
Total costs and expenses	279,011	70,867	(10,814)		339,064

Operating income (loss)	14,805	(1,494)	(425)		12,886

Other income (expenses):
Equity in earnings of unconsolidated entities	222	4,896	—		5,118
Interest expense	(3,834)	5	(3,299	)(g)	(7,599)
			(471	)(d)
Other, net	127	(19)	—		108

Total other income (expense)	(3,485)	4,882	(3,770)		(2,373)

Income taxes	—	7,115	(7,115	)(e)	—

Net income (loss)	$11,320	$(3,727)	$2,920		$10,513

General partners’ interest in net income	$226				$210	(h)
Limited partners’ interest in net income	$11,094				$10,303	(h)
Net income per limited partner unit	$1.31				$1.12	(h)
Weighted average limited partner units	8,475,862				9,232,342	(h)
See accompanying notes to the unaudited pro forma financial statements.

MARTIN MIDSTREAM PARTNERS L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2004

	Martin
	Midstream		Pro Forma
	Partners		Adjustments		Pro Forma
	L.P.	Prism Gas	Acquisition		as Adjusted
	(Dollars in thousands, except per unit amounts)
Revenues:
Terminalling and storage	$17,919	$—	$—		$17,919
Marine transportation	34,780	—	—		34,780
Product Sales:
LPG distribution	203,427	71,384	(9,135	) (f)	265,676
Sulfur	—	—	—		—
Fertilizer	29,780	—	—		29,780
Terminalling and storage	8,238	—	—		8,238

	241,445	71,384	(9,135)		303,694

Total revenues	294,144	71,384	(9,135)		356,393

Costs and expenses:
Cost of products sold:
LPG distribution	197,859	68,132	(9,135	) (f)	256,856
Sulfur	—	—	—		—
Fertilizer	25,342	—	—		25,342
Terminalling and storage	6,775	—	—		6,775

	229,976	68,132	(9,135)		288,973

Expenses:
Operating expenses	34,475	1,858	—		36,333
Selling, general and administrative	6,198	2,824			9,022
Depreciation and amortization	8,766	983	285	(j)	10,334
			300	(j)

Total costs and expenses	279,415	73,797	(8,550)		344,662

Operating income (loss)	14,729	(2,413)	(585)		11,731

Other income (expenses):
Equity in earnings of unconsolidated entities	912	7,112	—		8,024
Interest expense	(3,326)	(20)	(4,398	) (g)	8,371
			(627	) (d)
Other, net	11	226	—		237

Total other income (expense)	(2,403)	7,318	(5,025)		(110)
Income (loss) before income taxes	12,326	4,905	(5,610)		11,621
Income taxes	—	1,500	(1,500	) (e)	—

Net income (loss)	$12,326	$3,405	$(4,110)		$11,621

General partners’ interest in net income	$247				$232	(h)
Limited partners’ interest in net income	$12,079				$11,389	(h)
Net income per limited partner unit	$1.45				$1.23	(h)
Weighted average limited partner units	8,349,551				9,232,342	(h)
See accompanying notes to the unaudited pro forma financial statements.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
      (a) Reflects $66.4 million in borrowings under Martin Midstream Partners L.P. (“MMLP”) credit facility (including $3.1 million of debt underwriting fees incurred in connection with such borrowings and $0.5 million in acquisition expenses), $5.0 million in a previously funded escrow account, $15.0 million of MMLP common units issued to Martin Resource Management Corporation, $9.6 million of new MMLP common units issued to certain of the Prism Gas sellers.
      (b) Reflects the payment of $92.9 million for the acquisition of Prism Gas. The carrying value of Prism Gas’s net assets at September 30, 2005 was $22.7 million. After considering the $4.0 million working capital adjustment, the adjustment to fair market value at acquisition was $70.2 million. The preliminary purchase price allocation for the Prism Gas acquisition was based on a third party valuation and is as follows:

Purchase price
allocation

(in thousands)
Current assets	$16,341
Property and equipment	16,975
Investments in partnerships	60,000
Other assets	309
Covenant not to compete	600
Goodwill	19,539
Current liabilities	(20,568)
Long-term liabilities	(278)

Total	$92,918

      (c) Reflects MMLP’s general partner’s contribution resulting from the common units issued in connection with the Prism Gas acquisition.
      (d) Reflects the amortization of the bank fees of $3.1 million over a 5 year period, which is the life of the bank facility.
      (e) Reflects the elimination of federal and state income taxes.
      (f) Reflects the elimination of intercompany activity between MMLP and Prism.
      (g) Reflects increase of interest expense resulting from the borrowings under MMLP’s credit facility of $66.4 million, which includes $3.1 million of debt underwriting fees incurred in connection with such borrowings and $0.5 million in acquisition expenses. The interest rate used to determine the pro forma adjustments for the borrowings under the bank credit facility was 6.62% which represents MMLP’s current rate on the credit facility. The interest rate was based on 3-month LIBOR +225 basis points and can vary. An increase of 1/8 percent in

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS — (Continued)
the interest rate would increase interest expense and decrease income before income taxes by $0.1 million per year.
      (h) MMLP’s general partner’s allocation of the net income is based on its combined 2.0% interest in MMLP. Its general partners’ 2.0% allocation of net income has been deducted before calculating net income per limited partners’ unit. The computation of pro forma net income per limited partner unit assumes that 5,829,652 common units and 3,402,690 subordinated units, or a total of 9,232,342 units, were outstanding at all time periods presented.
      (i) Reflects the change in depreciation expense of the acquired assets from Prism Gas. Pro forma depreciation expense was based on estimated useful lives of 19 years for the gas plant and gathering system assets. The estimated useful life was determined using the weighted average increase in useful life of the McLeod, East Texas, and Hallsville assets. Due to the new carrying value of the Prism Gas assets upon acquisition, historical depreciation expense has been adjusted.
      (j) Reflects the amortization of the covenant not to compete of $0.6 million over a 2-year period.